FDP SERIES, INC.

ARTICLES OF AMENDMENT

FDP SERIES, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the “MGCL”), the charter of the Corporation is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series	New Name of Series
MFS Research International FDP Fund	FDP BlackRock MFS Research International Fund
Marsico Growth FDP Fund	FDP BlackRock Janus Growth Fund
Invesco Value FDP Fund	FDP BlackRock Invesco Value Fund
Franklin Templeton Total Return FDP Fund	FDP BlackRock Franklin Templeton Total Return Fund

SECOND: The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FOURTH: As amended hereby, the charter of the Corporation shall remain in full force and effect.

FIFTH: These Articles of Amendment shall be effective as of the 30th day of January, 2016.

[Signature Page Follows]

IN WITNESS WHEREOF, FDP SERIES, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 28 day of January 2016.

WITNESS:		FDP SERIES, INC.

By:	/s/ Benjamin Archibald	By:	/s/ John Perlowski
Name: Benjamin Archibald		Name: John Perlowski
Title: Secretary		Title: President